Prospectus Supplement No. 2                     Filed Pursuant To Rule 424(b)(3)
To Prospectus Dated September 27, 1999                Registration No. 333-82697


                                 C-COR.net CORP.

                        3,600,506 Shares of Common Stock



     This Prospectus Supplement supplements information contained in that certain Prospectus of C-COR.net Corp. (the "Company") dated September 27, 1999, as supplemented by Prospectus Supplement No. 1 dated January 18, 2000
(collectively, the "Prospectus") relating to the resale by the selling shareholders listed therein of shares of Common Stock, par value of $0.05 per share (the "Common Stock"), of the Company. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. All capitalized terms used but not defined in this Prospectus Supplement shall have the meanings given them in the Prospectus.

     The section entitled "SELLING SHAREHOLDERS," beginning on page 13 of the Prospectus is amended to restate the information with respect to Margaret A. Ames. The information set forth below replaces the information in the Prospectus.

                                                   Securities Owned                             Securities Owned
                                                   Prior to Offering                             After Offering
                                     --------------------------------------------           -----------------------
                                                        Shares of                         Number of
                                      Shares of       Common Stock      Percent of        Shares of         Percent of
  Name of Selling Shareholder       Common Stock     Offered Hereby    Common Stock      Common Stock      Common Stock
 -----------------------------      ------------     --------------    ------------      ------------      ------------

Margaret A. Ames ...............       14,552           14,552              *                   0                  *


    -------------------------

*Less than one percent.

               -------------------------------------------------------


AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS.


               -------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus Supplement is February 8, 2000.